UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 13, 2007

ROKWADER, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-125314	73-1731755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23950 Craftsman Road, Calabasas, CA		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(818) 224-3675

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 2.03 below, incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 13, 2007, Brooktide, LLC, a limited liability company controlled by Yale Farar, the Company’s President, loaned $75,000 to the Company and the Company executed a 6% Subordinated Convertible Promissory Note (the “Note”) in favor of Mr. Farar. The proceeds of the Note will be used to pay fees and expenses, to the extent such expenses are not deferred, arising from the Company’s compliance with its public reporting requirements and to continue to create viable entertainment assets in the music recording industry as described in the Company’s Plan of Operation, as set forth under Item 2 of the Company’s Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on November 2, 2007. Pursuant to the terms of the Note, this loan carries interest of 6% per annum and is convertible at the option of the holder at any time into common stock of the Company at $.375 per share. The Note is a demand note and may be paid at any time without premium or penalty. The outstanding balance on the Note is immediately due and payable without notice or demand, upon or at anytime after the occurrence or existence of any one or more of the listed “Events of Default”.

Item 6.	Exhibits.

(a) Exhibits.

Exhibit	Item

10.11	6 % Subordinated Convertible Promissory Note in the amount of $75,000 dated November 13, 2007 in favor of Brooktide, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKWADER, INC.

Date: November 13, 2007	/s/ Yale Farar
Yale Farar, President (Principal Executive Officer)

Exhibit Index

Exhibit	Item

10.11	6% Subordinated Convertible Promissory Note in the amount of $75,000 dated November 13, 2007 in favor of Brooktide, LLC.